Exhibit 77Q(a)(2)


                           ING INVESTMENT FUNDS, INC.

                              ARTICLES OF AMENDMENT

      ING INVESTMENT FUNDS, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      First: The Board of Directors of the Corporation has authorized an amendment to the Articles of Incorporation to dissolve one series of the Corporation;

      Second: The series of the Corporation to be dissolved is:

            ING MagnaCap Fund

      Third: The foregoing amendment to such Articles of Incorporation of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is made pursuant to Section 2-603 of Subtitle 6 of Title 2 of the Maryland General Corporation Law, and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

      Fourth: The undersigned Senior Vice President, Chief/Principal Financial Officer and Assistant Secretary of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information, and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name and on its behalf by its Senior Vice President, Chief/Principal Financial Officer and Assistant Secretary, Todd Modic, and attested by its Secretary, Huey P. Falgout, Jr., on the 29th day of November, 2007.


                                  ING INVESTMENT FUNDS, INC.

                                  By: /s/ Todd Modic
                                      ---------------
                                      Todd Modic
                                      Senior Vice President, Chief/Principal
                                      Financial Officer and Assistant Secretary

ATTEST:

/s/ Huey P. Falgout, Jr.
-------------------------
Huey P. Falgout, Jr.
Secretary